As filed with the Securities and Exchange Commission on March 28, 2012

Registration No. 333-178547

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coskata, Inc.

(Exact name of registrant as specified in charter)

Delaware	2860	20-4811210
(State or other jurisdiction of incorporation	(primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4575 Weaver Parkway

Warrenville, Illinois 60555

(630) 657-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Roe

President and Chief Executive Officer

Coskata, Inc.

4575 Weaver Parkway

Warrenville, Illinois 60555

(630) 657-5800

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, P.C. Paul Zier Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement on Form S-1 (File No. 333-178547) to reflect the filing of an exhibit to the Registration Statement. No other changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15, or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, and 17 of Part II of the Registration Statement have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

The exhibit index attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville, State of Illinois, on March 28, 2012.

Coskata, Inc.

By:	/S/ WILLIAM J. ROE
Name: William J. Roe
Its	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities indicated on March 28, 2012.

Signature	Title

/S/ WILLIAM J. ROE William J. Roe	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ DAVID J. BLAIR David J. Blair	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Bradley J. Bell	Director

* Benoit Charpentier	Director

* T. Kevin DeNicola	Director

* Samir Kaul	Director

* James Kiggen	Director

* Andrew Perlman	Director

Signature	Title

* William Wiberg	Director

*	The undersigned by signing his name hereto, does sign and execute this Amendment No. 4 to Registration Statement on Form S-1 pursuant to the Power of Attorney created by the above named officers and directors of Coskata, Inc. and filed with the Securities and Exchange Commission.

/S/ DAVID BLAIR David Blair Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1**	Amended and Restated Certificate of Incorporation of Coskata, Inc.
3.2*	Form of Amended and Restated Certificate of Incorporation of Coskata, Inc., to be effective upon completion of this offering.
3.3**	Amended and Restated Bylaws of Coskata, Inc.
3.2*	Form of Amended and Restated Bylaws of Coskata, Inc., to be effective upon completion of this offering.
4.1*	Specimen Common Stock certificate.
5.1**	Form of opinion of Kirkland & Ellis LLP.
10.1**	Amended and Restated Coskata, Inc. 2006 Stock Option Plan.
10.2**	Form of Stock Option Agreement under the Amended and Restated 2006 Stock Option Plan.
10.3**	Form of 2012 Incentive Compensation Plan.
10.4**	Form of Non-Qualified Stock Option Agreement under the 2012 Incentive Compensation Plan.
10.5**	Form of Restricted Stock Agreement under the 2012 Incentive Compensation Plan.
10.6**	Form of Restricted Stock Units Agreement under the 2012 Incentive Compensation Plan.
10.7**	Form of Incentive Stock Option Agreement under the 2012 Incentive Compensation Plan.
10.8**	Form of Stock Appreciation Right Agreement under the 2012 Incentive Compensation Plan.
10.9**	Amended and Restated Investors’ Rights Agreement, dated August 3, 2011, by and among Coskata Inc., GPV Fund II LLC and each stockholder listed on Schedule A thereto.
10.10**	Amended and Restated Voting Agreement, dated August 3, 2011, by and among Coskata, Inc. and those stockholders listed on Schedule A and Schedule B thereto.
10.11**	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated August 3, 2011, by and among Coskata, Inc. and the stockholders identified on the signature pages thereto.
10.12**	Offer Letter, dated September 4, 2007, between Coskata, Inc. and William J. Roe.
10.13**	Offer Letter, dated February 19, 2008, between Coskata, Inc. and David Blair.
10.14**	Offer Letter, dated January 18, 2007, between Coskata, Inc. and Richard Tobey.
10.15**	Offer Letter, dated July 16, 2008, between Coskata, Inc. and Jeffrey Burgard.
10.16**	Offer Letter, dated November 20, 2008, between Coskata, Inc. and James Fawley.
10.17†	Amended and Restated Bio-Propanol Joint Development Agreement, dated March 26, 2012, by and between Coskata, Inc. and Total Petrochemicals Research Feluy S.A.
10.18**	Form of Indemnification Agreement between Coskata, Inc. and each of Andrew Perlman, William J. Roe, William Wiberg, Bradley Bell, David Blair, James Kiggen, Benoit Charpentier, T. Kevin DeNicola and Samir Kaul.
10.19**	Offer Letter, dated June 15, 2011, between Coskata, Inc. and Richard Troyer.
21.1**	Subsidiary of Coskata, Inc.
23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on signature page).

*	To be filed by amendment.
**	Previously filed.
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been provided separately to the SEC.

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